AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996.

                        REGISTRATION NO. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          MEDIC COMPUTER SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                        NORTH CAROLINA                  56-1306083
                (State or other jurisdiction of     (I.R.S. Employer
                 incorporation or organization)   Identification Number)

               8601 SIX FORKS ROAD, RALEIGH, NORTH CAROLINA 27615
               (Address of Principal Executive Offices) (Zip Code)

         MEDIC COMPUTER SYSTEMS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                JOHN P. MCCONNELL
                                    PRESIDENT

                          MEDIC COMPUTER SYSTEMS, INC.
                               8601 SIX FORKS ROAD

                          RALEIGH, NORTH CAROLINA 27615
                     (Name and address of agent for service)

                                 (919) 847-8102

          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Donald R. Reynolds, Esq.

                         Wyrick, Robbins, Yates & Ponton
                        4101 Lake Boone Trail, Suite 300

                          Raleigh, North Carolina 27607
                                 (919) 781-4000

                         CALCULATION OF REGISTRATION FEE




--------------------------------------------------------------------------------

   TITLE OF                  PROPOSED MAXIMUM  PROPOSED MAXIMUM
SECURITIES TO    AMOUNTS TO   OFFERING PRICE       AGGREGATE       AMOUNT OF
BE REGISTERED  BE REGISTERED    PER SHARE*      OFFERING PRICE* REGISTRATION FEE

--------------------------------------------------------------------------------
COMMON STOCK,

PAR VALUE          50,000

$0.01 PER SHARE    SHARES        $ 29.25         $  1,462,500      $  443.18
                   ------        -------          ------------      --------

--------------------------------------------------------------------------------

*ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET SYSTEM ON OCTOBER 28, 1996.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents heretofore filed by Medic Computer Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Proxy Statement dated April 8, 1996, filed pursuant to Section 14 of the Exchange Act, in connection with the Annual Meeting of Shareholders of the Company held on May 7, 1996;

         (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, filed pursuant to Section 13 of the Exchange Act; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 6, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act (the "North Carolina Law") and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 55-8-50 through 55-8-58 of the North Carolina Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 55-8-51 and 55-8-57 of the North Carolina Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under North Carolina Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper transactions between the director and the Company and for improper distributions to shareholders and loans to directors and officers. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company's Amended and Restated Bylaws require the Company to indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company's Amended and Restated Bylaws also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Exhibit
         Number                    Description

          5.1 Opinion of counsel regarding legality of securities being registered.

         24.1   Consent of certified public accountants.

         24.2   Consent of counsel (included in opinion filed as Exhibit 5.1).
         25.1   Power of Attorney (see page 4).

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RALEIGH, STATE OF NORTH CAROLINA, ON THE 30TH DAY OF OCTOBER 1996.

                                                    MEDIC COMPUTER SYSTEMS, INC.

                                                    By:/s/ JOHN P. MCCONNELL
                                                       ------------------------
                                                       John P. McConnell
                                                       President

                                POWER OF ATTORNEY

         EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS JOHN P. MCCONNELL AND LUANNE L. ROTH, AND EACH OF THEM ACTING ALONE, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS FORM S-8, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT OR HIS, HER OR THEIR SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS FORM S-8 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Signature                         Title                               Date
---------                         -----                               ----
/s/ JOHN P. MCCONNELL      President and Director               October 30, 1996
-------------------------  (Principal Executive
JOHN P. MCCONNELL          Officer)


/s/ LUANNE L. ROTH         Vice President and                   October 30, 1996
-------------------------  Chief Financial Officer,
LUANNE L. ROTH             Secretary and Treasurer
                           (Principal Financial and
                           Accounting Officer)


/s/ JOHN L. CORSE          Director                             October 30, 1996
-------------------------
JOHN L. CORSE

/s/ PATRICK V. HAMPSON     Director                             October 30, 1996
-------------------------
PATRICK V. HAMPSON

/s/ THOMAS C. NELSON       Director                             October 30, 1996
-------------------------
THOMAS C. NELSON

/s/ ALAN W. WINCHESTER     Director                             October 30, 1996
-------------------------
ALAN W. WINCHESTER